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                                   Exhibit 10D

                     Consulting Agreement with Mr. Pat Boone



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                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT is made and entered into effective as of the 29th day of February, 2000 between SEYCHELLE ENVIRONMENTAL TECHNOLOGIES, INC., a Nevada corporation (the "Company"), and MR. PAT BOONE (the "Consultant"), with reference to the following facts:

         A. The Consultant is an internationally acclaimed performer who possesses creativity, business contacts and initiative, and whose endorsement of the Company's products is expected to assist in the development and growth of the Company and its products.

         B. The Company is an innovative leader in the field of water filtration, with a strong commitment to the development and use of proprietary water filtration technology to eliminate disease and suffering resulting from water-borne illnesses throughout the world.

         C. The Company believes that the future growth, profitability and success of the Company's business will be advanced by the engagement of the Consultant as a spokesperson for the Company. The Company desires, therefore, to secure for the Company and its affiliates the benefit of the Consultant's reputation, experience and ability on the terms set forth herein.

         NOW, THEREFORE, on the basis of the foregoing facts and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Consulting Engagement

         The Company hereby agrees to engage the Consultant and the Consultant hereby accepts an engagement to act as a spokesperson for the Company and endorse the products of the Company, on the terms and subject to the conditions hereinafter set forth in this Consulting Agreement (hereinafter the "Agreement").

2. Term

         (a) Subject to the provisions and conditions of this Agreement, the term of this Agreement shall commence on the effective date of this Agreement, and shall continue through December 31, 2002 (referred to herein as the "Initial Term"), provided that the term of this Agreement shall be subject to extension(s) pursuant to the provisions of this Section 2 and to earlier termination pursuant to Section 6 herein (which defines terminating events).

         (b) On or before January 1, 2002, and on each January 1 thereafter, the Board of Directors of the Company (the "Board") shall review this Agreement and the Consultant's performance hereunder and shall determine whether to extend the term of this Agreement for an additional calendar


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year, thereby extending the remaining term of this Agreement to two (2) calendar years. For purposes of this Agreement, a reference to an "extension date" shall pertain to any such January 1 as of which this Agreement is extended to an additional calendar year under the provisions hereof, and a reference to the "term" of this Agreement shall be inclusive of the Initial Term and any extension(s) under the operation of this Section. In the event of any extension(s) hereunder all provisions and conditions of this Agreement shall remain in effect.

3. Duties of Consultant

         (a) Subject to the provisions and conditions contained herein, the Company hereby engages the Consultant and the Consultant hereby agrees to render services to the Company as a spokesperson for the Company, pursuant to which Consultant agrees to make mutually agreed upon appearances and participate in the development of marketing materials including, without limitation, endorsements by Consultant of such of the Company's products as the parties mutually select.

         (b) The Consultant agrees that during the term hereof he shall devote such time to the business of the Company as the parties shall mutually agree, provided that Consultant agrees to make himself available, at reasonable times and places, to participate in marketing and similar activities on the Company's behalf for not more than twelve business days and not less than twelve business days per year. The parties expressly acknowledge and agree that in light of Consultant's busy work schedule, the dates and times for all time devoted by Consultant shall be subject to his availability and prior approval. The Consultant agrees that except as the parties may otherwise agree in writing, during the term of this Agreement he will not, directly or indirectly, provide services on behalf of any competitive company a material part of the business of which involves the manufacture or distribution of water purification products, or on behalf of any subsidiary or affiliate of any such competitive entity, as an employee, consultant, independent contractor, agent, spokesperson, sole proprietor, partner, joint venturer, corporate officer or director; nor shall the Consultant acquire by reason of purchase during the term of this Agreement the ownership of more than 1% of the outstanding equity interest in any such competitive entity. Nothing herein is intended to restrict the right of Consultant to invest in or act as a spokesman for any company if by doing so Consultant can in no way be perceived as supporting or endorsing a competing water purification product or as supporting or endorsing any company or affiliate of a company selling or manufacturing any competing water purification product.

         (c) Consultant 's relationship to the Company shall be that of an independent contractor to the Company and not that of an agent, employee or other representative of the Company.

         (d) During and after the term of this Agreement, the Consultant shall not disclose to any person (other than an employee or agent of the Company or any affiliate entitled to receive the same) any confidential information relating to the business of the Company or any affiliate and obtained by him while providing services to the Company, without the consent of the Board, or until such information ceases to be confidential. The term "confidential information" as used herein shall include any information provided by either party which is not contained in marketing or publicity


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materials or otherwise available to the public, and which was not previously obtained by the other party from other sources. Confidential information shall include, but not be limited to, any information with respect to the business of the Company, its products, services, marketing plans, research and development. Confidential information may be physically manifested in any form, including, but not limited to, oral and written communications, documents, drawings, films, photographs or magnetic storage. Notwithstanding the foregoing, the Consultant shall not be precluded from disclosures respecting the Company where made pursuant to compulsory legal process or when otherwise required by an appropriate government agency, or to Consultant's attorneys as a confidential communication and to the extent necessary to protect Consultant's interests.

4. Compensation

         (a) As compensation for the performance of Consultant's services hereunder the Company shall pay to the Consultant a commission equal to 2.5% of the gross revenue derived by the Company from sales of the Company's products in which Consultant directly participated. Consultant's commission on each calendar month's gross revenue shall be due and payable thirty (30) days following the end of such calendar month. For purposes of this Agreement the Consultant shall be deemed to have directly participated in all sales to those entities and individuals introduced to the Company by Consultant, as listed on Exhibit "A" attached hereto and incorporated herein by reference, and in all sales produced by specific marketing programs in which Consultant directly participates and/or for which Consultant participates in the production of specific marketing materials. The Consultant shall not be deemed to have directly participated in a sale solely by virtue of the Company's use of the general marketing materials produced by and for the Company with the assistance and/or participation of Consultant.

         (b) In addition, in consideration for the Consultant's agreement to serve as the official and principal spokesman of the Company for such of the Company's products and services as the parties hereto may agree from time to time, and in consideration for the Consultant's assistance and participation in the production of general marketing materials for use by the Company, the Company agrees to issue to or for the benefit of Consultant 110,000 restricted shares of common stock of the Company, fully paid and non-assessable.

         (c) For purposes of this Agreement "gross revenues" shall mean the total gross receipts of all merchandise sold by the Company and its affiliates, wholesale or retail, domestic or foreign, cash, credit, or otherwise, including the value of all consideration other than money received therefor, without reserve or deduction for inability or failure to collect (except as otherwise provided for herein). Deposits accepted by the Company shall not be included in gross revenue unless and until the proposed sale with respect to which the deposit is received is completed. Each installment or credit sale shall be treated as a sale includible in gross revenue when and as the Company receives payment therefor. Excluded from gross revenue are: (i) any returns; (ii) cash or credit refunds to customers on transactions to the extent previously included in gross revenue; (iii) sales or fixtures and equipment, which are not stock for sale or trade, after use in the Company's business; (iv) amounts added to the selling price of goods and/or services, collected from customers, and paid by

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the Company to the appropriate governmental authority for any sales or excise tax; (v) sales to employees, not to exceed Five Thousand Dollars ($5,000.00) in any single calendar year; (vi) discounts, promotional items or "give-aways;" and
(vii) bad checks and/or debt (to the extent previously included in gross revenue) not to exceed a total of five percent (5%) of the Company's gross revenue in any single calendar year and provided that if subsequently collected, said checks and/or debts shall be included within gross revenue in the calendar year in which subsequently collected.

5. Expenses

         Subject to compliance with the Company's normal and customary policies regarding substantiation, verification and pre-approval of business expenses, the Consultant is authorized to incur on behalf of the Company, and the Company shall directly pay or shall fully reimburse the Consultant for, all customary and reasonable expenses incurred for promoting, pursuing or otherwise furthering the business of the Company or its affiliates, including, without limitation, reasonable travel expenses, lodging, and business related meals and meals while traveling.

6. Termination

         (a) Terminating Events. This Agreement may be terminated or suspended prior to the expiration of its term in accordance with the following:

              (i) Death. This Agreement shall terminate upon the Consultant's death.

              (ii) Disability. In the event that the Consultant becomes disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, this Agreement shall terminate on the date upon which the Consultant is determined to be disabled unless the Consultant resumes the performance of substantially all of his duties under this Agreement within 180 days thereafter.

              (iii) Cause. This Agreement shall be subject to termination by the
                    Board for cause, which for purposes of this Agreement shall mean a termination on the grounds of the Consultant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform the stated duties under this Agreement or willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or in the event of a material breach by the Consultant of any provision of this Agreement. For purposes of this Agreement, the Consultant shall not be deemed to have been terminated for cause unless and until there shall have been delivered to the Consultant a written notice informing the Consultant that he has been found guilty of misconduct of the type described in this Section 6(a)(iii) and specifying the particulars thereof in detail, and, in the case of misconduct that can be cured, the Consultant shall have failed to cure the same within a reasonable period of time thereafter.

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         (b) Compensation and Benefits Payable By the Company Upon Termination.
Compensation shall be payable by the Company upon a termination of this Agreement in accordance with the following:

              (i) Upon the expiration of the term of this Agreement or in the event of a termination of this Agreement under Sections 6(a)(ii)(due to disability), the Consultant shall be entitled to continue to receive the commission income specified in Section 4(a) herein until his death, provided that the Company shall not be obligated to disburse any such commissions to Consultant unless and until the accrued commissions subject to disbursement equal or exceed $500.

              (ii)  In the event of a termination of this Agreement under
                    Section 6(a)(i) or (iii) (due to the death of Consultant or a termination of the Consultant for cause), or in the event of Consultant's death following the termination of this Agreement, the Company's obligation to provide the commission income specified in Section 4(a) herein shall terminate as of the date of such death or termination, provided that all then accrued and unpaid commissions shall be unaffected and shall remain and/or become due and payable in accordance with the terms of this Agreement notwithstanding such death or termination.

7. Definition of "Affiliate"

         The term "affiliate", as used in this Agreement, shall mean any person, firm, corporation, association, organization, or unincorporated trade or business that, now or hereinafter, directly or indirectly, controls, is controlled by, or is under common control with the Company, including without limitation, any subsidiary of the Company.

8. Nonassignment

         (a) The obligations and duties of the Consultant under this Agreement are personal and not assignable. This Agreement shall inure to the benefit of and shall be binding upon the Company, its successors and its assigns. As used in this Agreement, the term "successor" shall include any firm, corporation or other business entity which at any time, whether by merger, consolidation, conversion or other corporate reorganization involving the Company, acquires all or substantially all of the assets or business of the Company. This Agreement may not be assigned by the Company without the prior written consent of the Consultant.

         (b) Neither the Consultant nor his wife or his estate shall have any right to alienate, pledge, hypothecate, encumber or dispose of the right to receive payments under this Agreement, nor shall such payments be subject to pledge, attachment or claims of creditors. Such payments and the rights thereto are expressly declared to be nonassignable and nontransferable. In the event of any attempted assignment or transfer, the Company shall not be bound thereby and shall be relieved of


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its liability under this Agreement by making payments in accordance with this
Agreement to the parties designated to receive payments under this Agreement.

9. Successors

         This Agreement and all rights of the Consultant hereunder shall inure to the benefit of and be enforceable by the Consultant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Consultant should die while any amounts are payable to him hereunder, all amounts payable hereunder shall be paid in accordance with the terms of this Agreement to the Consultant's estate, unless the Consultant has provided written notice to the Company specifying a different beneficiary or beneficiaries (which notices may be changed from time to time at the option of the Consultant, subject to the consent of the Consultant's spouse if his spouse then has an enforceable interest in such benefits).

10. Waiver And Modification

         Any waiver, alteration or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transaction hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

11. Indemnification

         The Company will indemnify, defend and hold harmless Consultant against any and all loss, liability, claims, damage and expense, including attorneys fees, arising out of any services, representations or actions undertaken by Consultant on behalf of the Company, including any activities or representations of Consultant as the principal spokesperson for the Company and its products, and in connection with any advertising, promotion, infomercial or any other written, visual or audio materials for which Consultant performs any services on behalf of the Company. Consultant shall give the Company prompt notice of any claim made or action commenced against him.

12. Governing Law; Severability

         This Agreement shall be governed by and construed in accordance with the laws of California. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

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13. Arbitration

         Any action to enforce or interpret this Agreement, or to resolve disputes with respect to this Agreement shall be submitted for arbitration in accordance with Commercial Arbitration Rules of the American Arbitration Association and shall be heard by the American Arbitration Association in Los Angeles, California. Arbitration shall be the exclusive dispute resolution process used by the parties hereto. Any party may commence arbitration by sending a written demand for arbitration to the other parties. Such demand shall set forth the nature of the matter to be resolved by arbitration. The substantive law of the State of California shall be applied by the arbitrator to the resolution of the dispute. The parties shall share equally all initial costs of arbitration. The prevailing party shall be entitled to reimbursement of attorney fees, costs, and expenses incurred in connection with the arbitration and any judicial determinations relating thereto, including but not limited to motions to confirm and appeals with respect to such judicial determinations. All decisions of the arbitrator shall be final, binding, and conclusive on all parties. Judgment may be entered on any such decision in accordance with applicable law in any court having jurisdiction thereof. The arbitrator (if permitted under applicable law) or such court may issue a writ of execution to enforce the arbitrator's decision

14. Notices

         All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, or if mailed by United States certified or registered mail, prepaid, to the parties or their permitted assignees at the following addresses (or at such other address as shall be given in writing by either party to the other):

         TO THE COMPANY:
         Seychelle Environmental Technologies, Inc.
         32921 Calle Perfecto
         San Juan Capistrano, California 92675
         Attention: Mr. Carl Palmer

         TO CONSULTANT:
         9200 Sunset Blvd., Suite 1007
         Los Angeles, CA  90069
         Attention: Mr. Pat Boone and Mr. Ed Rhinehart

         With a copy to:

         Phalen G. Hurewitz, Esq.
         ISAACMAN, KAUFMAN & PAINTER
         8484 Wilshire Boulevard, Suite 850
         Beverly Hills, CA 90211

         The date of personal delivery or the date three days after mailing shall be deemed to be the effective date of such notice, demand or communication.

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15. Headings

         Headings herein are for convenience only, are not a part hereof and shall not be used in construing this Agreement.

16. Entire Agreement

         This Agreement constitutes and embodies the entire understanding and agreement of the parties hereto relating to the matters addressed herein. Except as otherwise provided herein, there are no other agreements or understandings, written or oral, in effect between the parties relating to the matters addressed herein.

17. Counterparts

         This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

18. Further Acts

         The parties hereto agree to execute and deliver such papers, documents and instruments and to perform such acts as are necessary or appropriate to implement the terms of the Agreement and the intent of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the day and year first above written.

                                         Mr. Pat Boone (the "Consultant")

                                         /s/ Pat Boone
                                         --------------------------------------
                                         Mr. Pat Boone

                                         SEYCHELLE ENVIRONMENTAL
                                         TECHNOLOGIES, INC. (the "Company")

                                         By: /s/ Carl W. Palmer
                                            -----------------------------------
                                            Carl W. Palmer,
                                            President and
                                            Chief Executive Officer

                                         By: /s/ Paul H. Lusby
                                            -----------------------------------
                                            Paul H. Lusby,
                                            Secretary

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